Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American States Water Company
(Exact name of registrant as specified in its charter)

California	95-4676679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
630 East Foothill Boulevard
San Dimas, California, 91773
(909) 394-3600
(Address and telephone number of principal executive offices)

American States Water Company 2000 Stock Incentive Plan (as amended)
(Full title of the plans)
___________________
Robert J. Sprowls
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
(Name and address of agent for service)
___________________
Telephone number, including area code, of agent for service: (909) 394-3600
___________________
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount of
securities	to be	offering price per	aggregate offering	Registration
to be registered	registered(1)(2)	unit(3)	price(3)	fee(3)
Common Shares, no par value,	300,000	$35.64	$10,692,000	$1,144.05

(1)	The Registration Statement covers, in addition to the number of Common Shares stated above, options and other rights to purchase or acquire the shares of Common Shares covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the American States Water Company 2000 Stock Incentive Plan (as amended) the (“Plan”) may become subject to the Plan.

(2)	Each share is accompanied by a Junior Preferred Share Purchase Right pursuant to the Registrant’s Amended and Restated Rights Agreement dated January 25, 1999 with Mellon Shareholder Services, L.L.C. as rights agent.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on March 15, 2006, as reported on the New York Stock Exchange composite tape and published on WSJ.com.

     American States Water Company filed with the Commission on a Registration Statement on Form S-8 relating to the Plan and the 2003 Non-Employee Directors Plan, as amended (Registration No. 333-10895), the contents of which are incorporated by reference herein.
     The following exhibits are furnished with this Registration Statement:

Exhibit
Number	Exhibit
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Form 10-K/A for the year ended December 31, 2003)

3.2	Bylaws (incorporated by reference to Form 8-K filed on November 2, 1998)

3.3	Rights Agreement dated August 3, 1998 between the Company and Mellon Shareholder Services L.L.C. (incorporated by reference to the Company’s Form 8-A filed August 20, 1998)

4.1	American States Water Company 2000 Stock Incentive Plan, as amended January 31, 2006 (incorporated by reference to the Company’s Form 10-K filed March 15, 2006)

5	Opinion of O’Melveny & Myers LLP (opinion re legality)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on the 15th day of March, 2006.

AMERICAN STATES WATER COMPANY, a California corporation
By:	/s/ FLOYD E. WICKS
Floyd E. Wicks
President

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Floyd E. Wicks and Robert J. Sprowls, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD E. WICKS Floyd E. Wicks	Director, President and Chief Executive Officer (Principal Executive Officer)	March 15, 2006

Signature	Title	Date
/s/ ROBERT J. SPROWLS Robert J. Sprowls	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Financial and Accounting Officer)	March 15, 2006
/s/ JAMES L. ANDERSON James L. Anderson	Director	March 15, 2006
/s/ N.P. DODGE, JR. N.P. Dodge, Jr.	Director	March 15, 2006
/s/ ANNE M. HOLLOWAY Anne M. Holloway	Director	March 15, 2006
/s/ ROBERT F. KATHOL Robert F. Kathol	Director	March 15, 2006
/s/ LLOYD E. ROSS Lloyd E. Ross	Director	March 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PriceWaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).